EXHIBIT A

JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Corporate Renaissance Group, Inc. dated May 28, 1999, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Dated:    May 28, 1999


/s/ Martin D. Sass
_______________________________________
Martin D. Sass


/s/ Hugh R. Lamle
_______________________________________
Hugh R. Lamle


/s/ Walter Kass
_______________________________________
Walter Kass



CURATORS CAPITAL MANAGEMENT, INC.


/s/ Walter Kass
_______________________________________
By:  Walter Kass



CURATORS PARTNERS, L.P.


/s/ Walter Kass
_______________________________________
By:  Walter Kass